Exhibit 99.7

Q1: Why are we acquiring Solutia?

A: First, Solutia is an excellent fit within our growth strategy. As you know, acquisitions have been a strategic tool for us to execute on our growth strategy. This one moves us in the right direction in key parameters that we have defined for ourselves, such as sustainability and emerging markets.

Solutia is a financially strong, leading performance materials and specialty chemicals company. It has three strong businesses, and industry leading positions in the markets that it serves. We believe that this acquisition will strengthen Eastman as a top-tier specialty chemical company with strong, stable margins and sustainable earnings and cash flows.

With Solutia we expect to be able to accelerate our growth efforts and expand our global presence, particularly in Asia Pacific. In addition, Solutia and Eastman share many complementary technologies and business capabilities that we believe will provide significant opportunities for additional growth.

Bottom line—the time is right. This is a good time for us to make this deal. We are ready.

Q2: What do Eastman and Solutia have in common that makes this a good acquisition?

A: Many of our key fundamentals are the same. They create value the same way we do. They go to market the same way we do. They are a market leader in many of their key markets just as we are in ours. They operate the types of businesses that we know how to run and we like to own. We realize that some of Solutia’s businesses will be new to us, but Eastman and Solutia share complementary technologies and business capabilities, a polymer science backbone, similar operating philosophies and a high performance culture. In addition, the overlap of key end-markets is also expected to provide opportunities for growth. For example, we are both in the automotive market and displays.

Q3: How does this fit in with our growth strategy?

A: The acquisition of Solutia is a significant step in our growth strategy. It will broaden our geographic reach into emerging geographies, particularly China, and will give us more global balance in the future. It will establish a powerful combined platform with extensive organic growth opportunities for our businesses, and expands our portfolio of sustainable products, all of which are consistent with our priorities for growth. It moves us in the right direction in all of the key parameters we’ve described. Eastman and Solutia are focused on driving growth through similar macroeconomic growth trends – a growing middle class in emerging markets who are buying more premium products and the move toward more sustainable products globally.

Q4: What businesses does Solutia operate?

A: Solutia operates three businesses:

•	Advanced Interlayers: Largest producer of PVB (Polyvinyl Butyral) sheet, a plastic interlayer used in the manufacture of laminated glass for automotive and architectural applications

•	Performance Films: Manufactures films that provide comfort, aesthetics, energy savings, safety and security when applied to glass, as well as high-value precision coated functional films

•	Technical Specialties: Specialty chemicals for the rubber, solar energy, process manufacturing and aviation industries

Q5: Where does Solutia have operations? Where are their manufacturing sites located? Where are they located?

A: Solutia is a global company based in the United States, and has more than 50 locations across five continents. Solutia has 24 manufacturing sites located in the U.S., Germany, Belgium, Brazil, U.K., Japan, Mexico, France and China. In addition, Solutia’s site in Kuantan, Malaysia is adjacent to Eastman’s manufacturing facility in that country. Solutia also has more than 30 technical centers and sales offices worldwide.

Q6: What is Solutia’s annual sales revenue?

A: Solutia’s annual sales revenue was approximately $2.1 billion in 2011.

Q7: How many employees does Solutia have?

A: There are approximately 3,400 Solutia employees globally.

Q8: Are you planning to keep Solutia’s headquarters in St. Louis?

A: Combined headquarters will be in Kingsport, Tennessee. However, we do plan to maintain a presence in St. Louis. We recognize the talent that exists at Solutia and we will be thoughtful as we make decisions.

Q9: Will Eastman keep all of the Solutia employees? Will there be any layoffs?

A: It is important to remember that we are acquiring Solutia as part of our overall growth strategy. These are highly complementary businesses in which we intend to invest in their growth. We also recognize the strengths of Solutia’s workforce, and will strive to find the most efficient way to combine the companies and do it in a thoughtful way. The combination of the two companies creates opportunities for personal and professional growth for employees of both companies.

Q10: How does this acquisition impact Eastman’s current growth initiatives?

A: While this is a major growth initiative, we remain committed to our growth strategy, and to the priority growth platforms that we are currently pursuing, though this acquisition may affect the timing of certain investments. We have a number of exciting growth initiatives currently underway, and with Solutia, we will be able to add to those opportunities. As part of our normal process, we will continue to prioritize our best opportunities, recognizing that the strength of the combined companies will give us additional growth possibilities and the flexibility to continue our disciplined investment in future growth.

Q11: Do you believe it is smart to make an acquisition of this size in such an uncertain economy?

A: It depends on what you are acquiring and we believe that Solutia is a good investment that is well-managed with well-established businesses. That’s why we were attracted to them, even in an uncertain economy. Yes, this is a large acquisition, but we are ready and capable of making this a success.

Q12: Will this be the largest acquisition Eastman has ever made?

A: Yes, this will be the largest single acquisition in Eastman’s history. We will go from being a $7 billion to a $9 billion revenue company. We will increase the quality, stability and diversity of our portfolio of businesses. This is a significant step for Eastman - the time is right and we are ready to take advantage of this opportunity.

Q13: When will Eastman start to take actions to make Solutia a part of Eastman?

A: We are already working on finalizing our plans for the full integration of Solutia into Eastman, but none of those actions will be taken until after the transaction closes.

Q14: Are there any assets or parts of Solutia’s businesses that aren’t strategic to Eastman that we plan to exit?

A: We have not finalized our long-term plans for all businesses, but we are excited about Solutia’s overall portfolio, and we think its strong businesses offer a great deal of growth potential to Eastman.

Q15: Have you thought about how you’re going to integrate Solutia into our current segments and what the structure is going to look like afterwards?

A: We have spent a lot of time thinking about the new structure. We expect to combine similar products and markets and tie them in with comparable business models. When the transaction closes, we will provide additional details on integration.

Q16: Will any employees relocate to these new manufacturing locations?

A: We do not currently anticipate significant relocations to other areas.

Q17: Will Eastman move any manufacturing capabilities from its current sites to these new sites?

A: We do not anticipate that we will move any of our manufacturing capabilities from our current sites.

Q18: What other types of transactions is Eastman currently pursuing?

A: Our top priority is a smooth transition. Due to the size of this acquisition we expect a great deal of our focus will be spent integrating Solutia into Eastman. However we expect to continue to evaluate appropriate opportunities for expansion on a number of fronts, including emerging markets, access to feedstock, differentiated products or markets and sustainability.

Cautionary Statements Regarding Forward-Looking Information

This communication includes forward-looking statements subject to the safe harbor provisions of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Eastman’s current expectations regarding the timing of completion of the proposed acquisition, the expected benefits of the proposed acquisition, integration plans and expected synergies therefrom, and Eastman’s anticipated future financial and operating performance and results, including estimates for general economic conditions and growth. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 that has been filed with the SEC, as well as the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Eastman will file with the SEC in connection with the proposed acquisition. Filings made by Eastman are available when filed with the SEC, on the Eastman web site at www.eastman.com in the Investors, SEC Information section.

Additional Information and Where to Find it

Eastman will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Solutia and a prospectus of Eastman relating to Eastman’s proposed acquisition of Solutia. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Eastman, Solutia, and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Eastman’s website at www.eastman.com by clicking on the “Investors” link and then clicking on the “SEC Information” link or by writing Eastman at P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations. Security holders may also read and copy any reports, statements and other information filed by Eastman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Eastman, Solutia, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding Eastman’s directors and executive officers is available in Eastman’s proxy statement filed with the SEC on March 24, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.